UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

XYRATEX LTD

(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State or other jurisdiction	(I.R.S. Employer Identification
of incorporation or organization)	Number)

Langstone Road
Havant PO9 1SA
United Kingdom	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Share Purchase Rights	NASDAQ Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered

Reference is hereby made to the Registration Statement on Form 8-A filed by Xyratex Ltd, a Bermuda company (the “Company”), with the Securities and Exchange Commission (the “SEC”) on December 18, 2012 (the “Registration Statement”), relating to the Rights Agreement, dated as of December 17, 2012 (the “Rights Agreement”) between the Company and Computershare Trust Company, N.A., as Rights Agent.  Such Registration Statement is hereby incorporated herein by reference.

On December 13, 2013, the Company entered into an amendment to the Rights Agreement (the “Amendment”), to extend the expiration date of the rights contained therein from December 17, 2013 to December 17, 2014.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.1 to the Company’s Form 6-K, filed with the SEC on December 13, 2013, and is incorporated herein by reference.  A copy of the Rights Agreement and a summary of its material terms were filed with the SEC on Form 6-K on December 18, 2012 (incorporated herein by reference by Exhibit 4.2).

Item 2.  Exhibits

1                                                                 Amendment to Rights Agreement, dated as of December 13, 2013, between Xyratex Ltd and Computershare Trust Company, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.1 of the Report on Form 6-K dated December 13, 2013 of Xyratex Ltd).

2                                                                 Rights Agreement, dated as of December 17, 2012, between Xyratex Ltd and Computershare Trust Company, N.A., as Rights Agent, which includes the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preference Shares as Exhibit C (incorporated herein by reference to Exhibit 4.1 of the Report on Form 6-K dated December 18, 2012 of Xyratex Ltd).

3                                                                 Press Release, dated December 13, 2013 (incorporated herein by reference to Exhibit 99.1 of the Report on Form 6-K dated December 13, 2013 of Xyratex Ltd).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

XYRATEX LTD

Date: December 13, 2013	By:	/s/ Richard Pearce
Richard Pearce
Chief Financial Officer